Exhibit 10.1

Amendment to Fifth Amended and Restated

DCP Holding Company

Employment Agreement

This Amendment is entered into on December 16, 2010, but will be effective for the entire calendar year 2010, by and between DCP Holding Company, an Ohio corporation with its principal offices at 100 Crowne Point Place, Cincinnati, Ohio 45241 (“Company”), and Anthony A. Cook (“Employee”).

Whereas, the parties entered into a Fifth Amended and Restated Employment Agreement effective for the year commencing January 1, 2010 (the “Employment Agreement”); and

Whereas, pursuant to the Employment Agreement, the Employee is entitled to an Annual Incentive Short-Term Bonus if the criteria for rewarding such bonus are met; and

Whereas, the Corporate Affairs Committee of the Company has reviewed with the Employee certain modifications to the management bonus program for the year 2010; and

Whereas, the Company and Employee wish to modify the terms of the Employment Agreement relating to the 2010 Annual Incentive Short-Term Bonus described therein.

In consideration of the mutual obligations and promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

Notwithstanding the terms of the Employment Agreement, the Employee waives any right to the Annual Incentive Short-Term Bonus for the year 2010. In consideration of such waiver, and in lieu of the Annual Incentive Short-Term Bonus for the year 2010, the Company agrees that Employee will participate with other management employees of the Company in proportion to the Employee’s 2010 bonus eligibility relative to the 2010 bonus eligibility of the other management employees in any management bonus pool created for the year 2010 as established by the Board of the Company and its Corporate Affairs Committee.

Other than the matters described in this Amendment, there shall be no other amendment or waiver of any provision of the Employment Agreement.

In Witness Whereof, the parties have duly executed this Agreement.

EMPLOYEE:	COMPANY: DCP Holding Company

/s/ Anthony A. Cook	By:	/s/ Stephen T. Schuler, DMD
Anthony A. Cook		Stephen T. Schuler, DMD
Chairman of the Board